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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549
                           ----------------------


                                   FORM 8-K

                                CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported)   August 29, 1994


                                   AGWAY INC.
                                   ----------
            (Exact name of registrant as specified in its charter)


Delaware                             2-22791                     15-0277720
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(State or other jurisdiction       (Commission                (IRS Employer
of incorporation)                   File Number)         Identification No.)


333 Butternut Drive, DeWitt, New York                                 13214
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(Address of principal executive offices)                          (Zip Code)



    Registrant's telephone number, including area code    (315) 449-6431



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Item 5.  Other Events

On August 29, 1994, Charles F. Saul, president, chief executive officer and general manager of Agway Inc. since 1992, announced that he will retire on February 1, 1995. Until that date, Saul will retain the title president and will represent Agway in a number of agricultural industry and ag-cooperative related projects. The board of directors elected Donald P. Cardarelli to the position of executive vice president and chief operating officer with full responsibility for management of the Company. Cardarelli previously served as treasurer and a vice president of Agway. The board of directors will immediately begin a search for a new chief executive officer. See the attached press release issued August 29, 1994.

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                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                         AGWAY INC.
                                                        (Registrant)







Date   August 30, 1994                     By    /s/ PETER J. O'NEILL
     -----------------------                  ---------------------------
                                                     Peter J. O'Neill
                                                  Senior Vice President
                                             Corporate Finance and Control
                                           (Principal Financial Officer and
                                               Chief Accounting Officer)


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                                               Richard K. Arnold, Director
                                               Corporate Communications
 NEWS SERVICE                                  Agway Inc., P.O. Box 4933
 ------------                                  Syracuse, New York 13221
                                               Phone:  Office 315/449-6201
                                               Home 315/446-6175
                                               FAX:  315/449-6253
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Release upon receipt... August 29, 1994

                            SAUL ANNOUNCES RETIREMENT

Board Names Cardarelli EVP/COO

(Syracuse NY-August 29, 1994) Charles F. Saul, president, chief executive officer and general manager of Agway Inc. since 1992, announced today that he will retire on February 1, 1995. In accepting Saul's notice of retirement, the Agway Inc. board of directors elected Donald P. Cardarelli to the position of executive vice president and chief operating officer with full responsibility for the management of the farm supply cooperative. Cardarelli has served as Agway treasurer and a vice president for the past three years. Between now and the February, 1995 retirement date, Saul will be continuing as president while representing Agway in a number of agricultural industry and ag-cooperative related projects.

In announcing his retirement after more than 40 years as an Agway employee, Saul said, "My course of action is intended to facilitate an orderly transition of leadership at a time when the Agway board needs to be looking well beyond my retirement date."

Speaking for the Agway board, chairman Ralph H. Heffner said, "Two years ago, under Charlie Saul's leadership, Agway set out to restructure the corporation to better serve our customers and to reposition the company for improved financial success. We are most grateful to him for his leadership in this and so many other worthwhile initiatives." The board will immediately begin a search for Agway's next CEO and general manager .
                                                      (continued)

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(Page 2...Saul retires)


In commenting on Cardarelli's extensive financial and operational background, Heffner noted the board believes he can provide the leadership Agway needs to derive maximum benefit from the programs begun under Charlie Saul's tenure.

A native of Utica, NY, Cardarelli holds a bachelor of science degree from Utica College of Syracuse University. He earned his MBA from Syracuse
University.   After holding management positions at Coopers & Lybrand in
Syracuse and the Pneumo Corporation in Boston, he joined Agway in 1984 as corporate director of financial analysis. In 1986, he became vice president of finance and treasurer of the Agway Insurance Group. In 1988, he was appointed executive vice president of Agway Insurance where he provided the leadership for the turnaround of that business. He became treasurer of Agway Inc. in 1991 and was elected a vice president in May, 1992. A certified public accountant, Cardarelli is active in a number of professional organizations. He serves as president of the board for Hospice of Central New York. He lives in Jamesville, NY, with his wife, Debra, and their three children.

Saul was named to the top management position at Agway in February, 1992. With the Agway board's encouragement, Saul initiated an extensive study to identify the farm cooperative's core business strengths in the rapidly changing Northeast marketplace and to chart a course for future marketing emphasis. He introduced a company-wide program called Customer Driven:
1995...Focusing on the 21st Century.
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